 Exhibit 99.1
Charlie’s Holdings Files Initial PMTA Submission
for FDA Approval

Responsible And Regulated E-Cigarette Manufacturing And Rigorous Industry Standards Are Vital To Creating A Long-Term Product Portfolio

Costa Mesa, CA – Accesswire - August 31, 2020 – Charlie’s Holdings, Inc. (OTC Pink: CHUC) (“Charlie’s” or the “Company”), an industry leader in both the premium, nicotine-only, e-cigarette space and the hemp-derived, CBD wellness space, is pleased to announce the filing of its initial Premarket Tobacco Application (“PMTA”) submission with the Food and Drug Administration (“FDA”), as it remains committed to being a leader in responsible manufacturing and promoting the highest standards of regulatory compliance.

Today’s submission marks the first of multiple applications that Charlie’s Chalk Dust (“CCD”) intends to take through FDA’s approval process as it seeks to create a long-term, robust product portfolio.

“This is a day we’ve long awaited for in our industry,” stated, Charlie’s Holdings’ Chief Operating Officer Ryan Stump. “After spending nearly $5 million over the past two years on our PMTA preparation and submission, we are extremely excited about the application we filed with the FDA. Today is a great achievement for our Company and will greatly benefit our customers, our partners, and our shareholders.”

Mr. Stump, continued, “We strongly believe our commitment to maintaining the highest standards of regulatory compliance is a huge differentiating factor for our Company. We feel that a significant amount of our competitors will not have the resources, desire, and/or expertise to complete the extensive and costly PMTA process and that once complete, we will be able to benefit from being one of only a select group of companies responsibly operating in the flavored nicotine product space.”

All manufacturers of any newly deemed tobacco products, including e-liquid derived from tobacco, must seek authorization approval to sell such products in the United States. In an effort to satisfy the FDA’s requirements, CCD chose to partner with Blackbriar Regulatory Services (“BRS”), experts in the tobacco products regulatory space, to create the roadmap for its PMTA submissions. Mr. Stump, expressed, “It made perfect sense for us to partner with such a reputable company in BRS, having worked so closely over the years with their leadership team and FDA registered manufacturing facility.”

The FDA PMTA guidance asked brands to gain a deep understanding of public perceptions of Electronic Nicotine Delivery Systems (“ENDS”) products and the behavior of ENDS users. BRS developed a novel research program consisting of a suite of interrelated studies designed to approach FDA’s questions from multiple angles. When combined, the results provide a comprehensive picture of perceptions and behaviors around CCD’s products and ENDS in general.

As a further measure to demonstrate the quality of our application, we are excited to say that we are also performing human clinical trials on our products to help detect the biomarkers of exposure associated with smoking combustible cigarettes and determine the nicotine delivery efficiency of the product via pharmacokinetic studies. A large team of doctors, scientists, biostatisticians, and data analysts are conducting these time intensive clinical trials. We believe that this kind of study will significantly set our application apart from those that are relying solely on the literature-based approach to this critical "in human" assessment of product performance.

“Charlie’s was clear with us about their long-term strategy when we first started working with them several years ago,” said, Russ Rogers, Chief Executive Officer at Blackbriar Regulatory Services.  “They emphasized the importance of BRS having its manufacturing facilities and quality system exceed all FDA standards and fully appreciate the benefits they get from manufacturing in an FDA registered medical products facility.  When we started discussing PMTA strategy options with Charlie’s, they specifically wanted an approach tailored around quantifying what makes them unique in a highly competitive market space.  AVAIL Vapor’s recent announcement on the status of their PMTA submission by BRS must give Charlie’s great confidence in the PMTA strategy that they chose to invest in.” On August 11, 2020 AVAIL Vapor announced their initial application had been moved to the substantive scientific review phase of FDA’s approval process. This further distinguishes the roadmap BRS has put together as superior to the others that have and will be submitted to the FDA.

“We are thrilled to see that Charlie’s has remained so strongly committed to the regulatory process,” said, James Xu, Chairman of AVAIL Vapor.  “And we couldn’t be more excited to continue our long-term partnership and shared passions with them as we all move forward in this new highly regulated industry.”

About AVAIL Vapor
Richmond, Virginia-based AVAIL Vapor is a premium retailer that offers a broad array of products online and in its 99 stores across 12 states. The company delivers on the promise of quality and transparency. Information on AVAIL products is available through retail stores and on the web at www.availvapor.com.

About Blackbriar Regulatory Services
Richmond, Virginia-based Blackbriar Regulatory Services specializes in helping small to mid-sized domestic and international companies navigate the United States regulatory landscape to bring their FDA-regulated products to market. BRS provides regulatory and analytical laboratory services, good manufacturing processes (GMP) and regulatory audits, as well as contract manufacturing and distribution for a range of markets regulated by the FDA. Information on BRS services can be found at www.bb-rs.com.

About Charlie’s Holdings, Inc.
Charlie’s Holdings, Inc. (OTC Pink: CHUC) is an industry leader in both the premium, nicotine-only, e-cigarette space and the hemp-derived, CBD wellness space through its subsidiary companies Charlie's Chalk Dust, LLC and Don Polly, LLC. Charlie's Chalk Dust produces high quality vapor products currently distributed in over 90 countries around the world. Charlie's Chalk Dust has developed an extensive portfolio of brand styles, flavor profiles and innovative product formats. Launched in June of 2019, Don Polly, LLC formulates innovative hemp-derived CBD wellness products. Don Polly's high-quality CBD products derive from single-strain-sourced hemp extract and high purity CBD isolate crystals.

For additional information, please visit our corporate website at: CharliesHoldings.com and our branded online websites: CharliesChalkDust.com and EnjoyPachamama.com.

Safe Harbor Statement
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the Company's overall business, existing and anticipated markets and expectations regarding future sales and expenses. Words such as "expect," "anticipate," "should," "believe," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company's ability to successful increase sales and enter new markets; the Company's ability to manufacture and produce product for its customers; the Company's ability to formulate new products; the acceptance of existing and future products; the complexity, expense and time associated with compliance with government rules and regulations affecting nicotine and products containing cannabidiol; litigation risks from the use of the Company's products; risks of government regulations; the impact of competitive products; and the Company's ability to maintain and enhance its brand, as well as other risk factors included in the Company's most recent quarterly report on Form 10-K, Form 10-Q and other SEC filings. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investors Contact:
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